                                                                      EXHIBIT 99

                                                      (AMERICAN HEALTHWAYS LOGO)


FOR IMMEDIATE RELEASE                    Contact:   Mary A. Chaput
---------------------                               Executive Vice President and
                                                    Chief Financial Officer
                                                    (615) 665-1122


             AMERICAN HEALTHWAYS' THIRD-QUARTER EARNINGS GROW 75% TO
                             $0.28 PER DILUTED SHARE

                             -----------------------

         INCREASES FISCAL 2003 EPS GUIDANCE TO A RANGE OF $1.08 TO $1.10

NASHVILLE, TENN. (JUNE 19, 2003) - Thomas G. Cigarran, Chairman and Chief Executive Officer of American Healthways, Inc. (Nasdaq: AMHC), today announced financial results for the Company's third quarter of fiscal 2003. Revenues for the quarter, which ended May 31, 2003, increased 33% to $41,822,000 from $31,561,000 for the third quarter of fiscal 2002; net income rose 76% to $4,550,000 from $2,587,000. Earnings per diluted share for the quarter increased 75% to $0.28 from $0.16 for the third quarter of fiscal 2002.

         "For the 11th consecutive quarter, American Healthways again produced strong profitable comparable-quarter growth," Mr. Cigarran said. "Our earnings per diluted share for the quarter, which included incentive bonus revenue of $0.01 per share, exceeded the consensus analyst estimate of $0.26 for the quarter. In addition, after capital expenditures of $4,000,000 in the quarter, our cash balance increased to $40,602,000, up from $29,980,000 at the end of the second quarter of fiscal 2003 and $16,407,000 at the end of the third quarter of fiscal 2002.

         "The Company's growth primarily reflects the continuing expansion of our health plan business. Total equivalent lives under contract at the end of the third quarter increased 33% to 847,000 compared with 639,000 at the end of the third quarter of fiscal 2002. Of those 847,000 total lives under contract, 757,000 were under management and 90,000 were in backlog. The increase in total lives under contract of 84,000 over the second quarter of fiscal 2003 is attributable to contracts signed with three new customers and the expansion of three contracts with current customers. In addition to our previously announced contracts with Health Plus, Principal Financial Group, Staywell and CIGNA, we are announcing today a new contract with Blue Cross Blue Shield of Nebraska for their ASO business and the expansion of our contract with Community Health Plan. As a result of increased demand, our ASO/PPO equivalent lives at the end of the third quarter had grown to approximately 113,000 from 13,000 at the end of the third quarter of fiscal 2002. Based on the high level of satisfaction of our current customers and the strong momentum of American Healthways' business development efforts, we remain confident of our ability to produce further profitable growth.

         "We expect to enter into additional new contracts and contract expansions during the current fiscal year, as well as to continue to increase the volume of our ASO/PPO business. In addition, we are actively pursuing a number of Medicare demonstration project contracts related to the federal government's growing interest in incorporating disease management programs into Medicare as a


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AMHC Reports Third-Quarter Results
Page 2
June 19, 2003



method of bridging healthcare gaps and reducing costs. While we do not include any potential business from the Medicare market in our financial guidance, we are encouraged by the growing recognition in Congress, as well as CMS, of the validity and potential of disease management. As the acknowledged leader in the disease management industry and with clearly differentiated disease management care enhancement programs, we believe we are positioned to produce the same outstanding results at scale in potential government contracts as we do in private sector contracts and to achieve a leadership position in this market segment as well."

FISCAL 2003 GUIDANCE

         Based on the Company's prospects and its performance through the third quarter of fiscal 2003, American Healthways is today increasing its guidance for fiscal 2003 earnings per diluted share to a range of $1.08 to $1.10, compared with its previous guidance of $1.04 to $1.08. The Company currently expects its revenues for fiscal 2003 to be in a range of $165 million to $180 million, depending on the timing of contract signings and the timing and extent of the conversion to revenues by the end of the fiscal year from the contract billings in excess of earned revenue account. Previous revenue guidance was in a range of $180 million to $195 million. Mr. Cigarran added, "As witnessed with the recent CIGNA Healthcare contract, our discussions on potential contracts have become more complex in response to the growing commitment of our customers to multiple disease management programs over longer-term contract periods. While this trend has somewhat lengthened the sales cycle, we believe the resulting contracts add substantial visibility to our long-term growth prospects."

SUMMARY

         Mr. Cigarran concluded, "In an era of heightened concern over rising health-care costs, we estimate that our disease management programs have returned over $750 million in healthcare cost savings to our customers. Our ability to accomplish these savings, not by denying care, but by improving the quality of care and the overall health status of the populations we serve, speaks directly to this Company's potential for further growth. No other company has produced comparable results in the field of disease management, and we believe American Healthways has the resources in hand to maintain and strengthen its leadership position in the years ahead."

CONFERENCE CALL

         American Healthways will hold a conference call to discuss this release today at 5:15 p.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.americanhealthways.com and clicking Investor Relations or by going to the following Web site - www.streetevents.com - at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on the Company's Web site for the next 12 months. Any material information disclosed on the quarterly conference call that has not been previously disclosed publicly will be available on the Company's website at www.americanhealthways.com.

SAFE HARBOR PROVISIONS

         This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. In order for the Company to utilize the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth below, and consequently, actual operations and results may differ materially from those expressed in


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AMHC Reports Third-Quarter Results
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June 19, 2003


these forward-looking statements. The important factors include: the Company's ability to sign and execute new contracts for health plan disease management services and care enhancement services and to sign and execute new contracts for hospital-based diabetes services; the risks associated with a significant concentration of the Company's revenues with a limited number of health plan customers; the Company's ability to effect cost savings and clinical outcomes improvements under health plan disease management and care enhancement contracts and reach mutual agreement with customers with respect to cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the Company's ability to accurately forecast performance under the terms of its health plan contracts ahead of data collection and reconciliation; the ability of the Company to collect contractually earned incentive performance bonuses; the ability of the Company's health plan customers to provide timely and accurate data that is essential to the operation and measurement of the Company's performance under the terms of its health plan contracts; the Company's ability to resolve favorably contract billing and interpretation issues with its health plan customers; the ability of the Company to effectively integrate new technologies such as those encompassed in its care enhancement initiatives into the Company's care management information technology platform; the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations; the ability of the Company to implement its care enhancement strategy within expected cost estimates; the ability of the Company to obtain adequate financing to provide the capital that may be needed to support the growth of the Company's health plan operations and to support or guarantee the Company's performance under new health plan contracts; unusual and unforeseen patterns of health care utilization by individuals with diabetes, cardiac, respiratory and/or other diseases or conditions for which the Company provides services, in the health plans with which the Company has executed a disease management contract; the ability of the health plans to maintain the number of covered lives enrolled in the plans during the terms of the agreements between the health plans and the Company; the Company's ability to attract and/or retain and effectively manage the employees required to implement its agreements with hospitals and health plan organizations; the impact of litigation involving the Company; the impact of future state and federal health care legislation and regulations on the ability of the Company to deliver its services and on the financial health of the Company's customers and their willingness to purchase the Company's services; and general economic conditions. The Company undertakes no obligation to update or revise any such forward-looking statements.

         American Healthways (AMHC) is the nation's leading and largest provider of specialized, comprehensive disease management and care enhancement services to health plans, physicians, medical management organizations and hospitals. The Company's programs have been reviewed and approved for clinical excellence by Johns Hopkins and have been certified or accredited by the National Committee on Quality Assurance (NCQA), the Joint Commission on Accreditation of Health Care Organizations (JCAHO), and the American Accreditation Healthcare Commission
(URAC). American Healthways has contracts to provide disease and care management programs to 844,000 equivalent lives in all 50 states, the District of Columbia, Puerto Rico and Guam. The Company also operates diabetes management programs in hospitals nationwide. For more information visit www.americanhealthways.com.


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AMHC Reports Third-Quarter Results
Page 4
June 19, 2003



                            AMERICAN HEALTHWAYS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                       THREE MONTHS ENDED             NINE MONTHS ENDED
                                                             MAY 31,                       MAY 31,
                                                   --------------------------    --------------------------
                                                      2003            2002          2003            2002
                                                   -----------    -----------    -----------    -----------
Revenues                                           $    41,822    $    31,561    $   119,461    $    84,483
Cost of services                                        26,738         21,968         76,170         59,513
                                                   -----------    -----------    -----------    -----------
  Gross margin                                          15,084          9,593         43,291         24,970

 Selling, general & administrative expenses              4,519          3,284         12,230          8,688
 Depreciation and amortization                           2,722          1,834          7,923          5,007
 Interest                                                  132             90            438            209
                                                   -----------    -----------    -----------    -----------

Income before income taxes                               7,711          4,385         22,700         11,066
Income tax expense                                       3,161          1,798          9,307          4,537
                                                   -----------    -----------    -----------    -----------

Net income                                         $     4,550    $     2,587    $    13,393    $     6,529
                                                   ===========    ===========    ===========    ===========

Basic income per share:                            $      0.29    $      0.17    $      0.87    $      0.44
                                                   ===========    ===========    ===========    ===========

Diluted income per share:                          $      0.28    $      0.16    $      0.82    $      0.41
                                                   ===========    ===========    ===========    ===========

Weighted average common shares and equivalents:
   Basic                                            15,541,000     15,246,000     15,460,000     14,857,000
   Diluted                                          16,487,000     16,314,000     16,405,000     16,039,000







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AMHC Reports Third-Quarter Results
Page 5
June 19, 2003


                            AMERICAN HEALTHWAYS, INC.
                       SEGMENT AND STATISTICAL INFORMATION
                             (DOLLARS IN THOUSANDS)


                                                 THREE MONTHS ENDED         NINE MONTHS ENDED
                                                      MAY 31,                    MAY 31,
                                             -----------------------     -----------------------
                                                 2003         2002         2003          2002
                                             ---------     ---------     ---------     ---------
       SEGMENT OPERATING INFORMATION
Revenues:
  Health plan contracts                      $  38,341     $  26,932     $ 107,617     $  70,386
  Hospital contracts                             3,403         4,557        11,622        13,850
  Other revenue                                     78            72           222           247
                                             ---------     ---------     ---------     ---------
                                             $  41,822     $  31,561     $ 119,461     $  84,483
                                             =========     =========     =========     =========

Income before income taxes:
  Health plan contracts                      $  14,897     $   8,231     $  40,978     $  20,596
  Hospital contracts                               402         1,072         2,373         3,082
  Shared support services                       (5,726)       (3,916)      (16,245)       (9,938)
                                             ---------     ---------     ---------     ---------
    Total segments                               9,573         5,387        27,106        13,740
  General corporate                             (1,862)       (1,002)       (4,406)       (2,674)
                                             ---------     ---------     ---------     ---------
                                             $   7,711     $   4,385     $  22,700     $  11,066
                                             =========     =========     =========     =========


          OPERATING STATISTICS
          Health Plan Segment
          -------------------
  Health plan equivalent lives under
    management at end of period (1)            756,679       485,037       756,679       485,037
  Health plan equivalent lives in backlog
    at end of period (2)                        90,000       154,000        90,000       154,000
  Total health plan equivalent lives at
    end of period (2)                          846,679       639,037       846,679       639,037
  Average # health plan diabetes lives
    under management during period             735,332       430,625       688,890       375,861

(1) Equivalent lives converts cardiac and respiratory lives to the revenue equivalent of diabetes lives.
(2) Includes equivalent lives added for contracts signed in June 2003.

          Hospital Segment
          ----------------
  Contracts at end of period                        50            56            50            56
  Hospital sites at end of period                   68            77            68            77
  New contracts signed during period                --             3             1             4
  Contracts discontinued during period               1             1             6             3
  Contracts renewed during period                    3            --            10             4
  Average number of contracts in
    operation during period                       50.2          54.7          52.1          54.6


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AMHC Reports Third-Quarter Results
Page 6
June 19, 2003


                            AMERICAN HEALTHWAYS, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                        (UNAUDITED)
                                                           MAY 31,     August 31,
                                                            2003         2002
                                                         ---------     ---------
ASSETS
 Current assets:
  Cash and cash equivalents                              $  34,602     $  23,924
  Restricted cash and cash equivalents                       6,000            --
  Accounts receivable, net
    Billed                                                  19,091        15,146
    Unbilled                                                 5,207         5,543
  Other current assets                                       3,825         3,495
  Deferred tax assets                                        1,313         1,313
                                                         ---------     ---------
    Total current assets                                    70,038        49,421

Property and equipment
  Leasehold improvements                                     4,721         3,459
  Equipment                                                 44,019        35,148
                                                         ---------     ---------
                                                            48,740        38,607
  Less accumulated depreciation                            (22,607)      (16,802)
                                                         ---------     ---------
    Net property and equipment                              26,133        21,805

Long-term deferred tax assets                                  942           942
Other assets, net                                              687         1,411
Goodwill, net                                               44,438        44,438
                                                         ---------     ---------
Total assets                                             $ 142,238     $ 118,017
                                                         =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                       $   2,074     $   4,268
  Accrued salaries and benefits                              7,042        11,726
  Accrued liabilities                                        2,913         2,372
  Contract billings in excess of earned revenue             16,767         5,726
  Income taxes payable                                       3,777           235
  Current portion of other long-term debt/liabilities          853           799
                                                         ---------     ---------

    Total current liabilities                               33,426        25,126

Long-term debt                                                 213           514
Other long-term liabilities                                  3,977         3,568
Commitments and contingencies

Stockholders' equity
  Preferred stock
    $.001 par value, 5,000,000 shares authorized,
      none outstanding                                          --            --
  Common stock
    $.001 par value, 40,000,000 shares authorized,
     15,616,996 and 15,366,232 shares outstanding               16            15
  Additional paid-in capital                                71,358        68,939
  Retained earnings                                         33,248        19,855
                                                         ---------     ---------

    Total stockholders' equity                             104,622        88,809
                                                         ---------     ---------

Total liabilities and stockholders' equity               $ 142,238     $ 118,017
                                                         =========     =========

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AMHC Reports Third-Quarter Results
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June 19, 2003


                            AMERICAN HEALTHWAYS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                           NINE MONTHS ENDED
                                                                MAY 31,
                                                         ---------------------
                                                           2003         2002
                                                         --------     --------
Cash flows from operating activities:
  Net income                                             $ 13,393     $  6,529
  Income tax expense                                        9,307        4,537
                                                         --------     --------
  Income before income taxes                               22,700       11,066

  Depreciation and amortization                             7,923        5,007
  Income taxes (net paid)                                  (4,238)        (336)
  Decrease (increase) in working capital items                766       (4,640)
  Other, net                                                  750          705
                                                         --------     --------
      Net cash flows provided by operating activities      27,901       11,802

Cash flows from investing activities:
  Acquisition of property and equipment                   (11,760)      (8,840)
  Business acquisitions                                        --         (431)
                                                         --------     --------
      Net cash flows used in investing activities         (11,760)      (9,271)

Cash flows from financing activities:
  Increase in restricted cash and cash equivalents         (6,000)          --
  Exercise of stock options                                   823        1,683
  Payments of long-term debt                                 (286)        (183)
                                                         --------     --------
      Net cash flows (used in) provided by
       financing activities                                (5,463)       1,500

Net increase in cash and cash equivalents                  10,678        4,031
Cash and cash equivalents, beginning of period             23,924       12,376
                                                         --------     --------

Cash and cash equivalents, end of period                 $ 34,602     $ 16,407
                                                         ========     ========

                                      -END-